EXHIBIT 10 (w)
                           AMENDMENT TO
                         AND ASSUMPTION OF
                        EMPLOYMENT AGREEMENT



  This Amendment and Assumption Agreement dated as of the 3rd day of November, 1995, by and among BLOUNT, INC. ("Blount"), BLOUNT INTERNATIONAL, INC. ("BII") and JOHN M. PANETTIERE
("Executive");

                      W I T N E S S E T H:

  WHEREAS, Executive entered into an agreement with Blount, dated July 28, 1994, providing for Executive's employment by Blount and specifying the terms and conditions of such employment
("Employment Agreement"); and

  WHEREAS, pursuant to a Plan and Agreement of Merger ("Merger Agreement"), dated August 17, 1995, among Blount, BII and HBC Transaction Subsidiary, Inc. ("Subsidiary"), a subsidiary of BII, Subsidiary will be merged ("Merger") with and into Blount, and Blount will be the survivor of the Merger; and

  WHEREAS, as a result of the Merger, Blount will become a wholly-owned subsidiary of BII and BII will become the publicly-traded company; and

  WHEREAS, Executive will assume significant duties and responsibilities for BII; and

  WHEREAS, the Merger Agreement provides for the continuation of the Employment Agreement and the preservation of the relative rights and obligations of the parties thereunder;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Employment Agreement, the parties hereby agree as follows:

                               1.

  BII hereby agrees to assume all of the obligations, responsibilities and liabilities of the "Company" under the Employment Agreement and each place in the Employment Agreement where a reference to "Company" appears shall now refer to and mean BII. Further, in each place where the Employment Agreement now refers to a benefit plan or program, compensation arrangement or other similar plan or program maintained by Blount, such reference shall now include a successor or substitute plan, program or arrangement maintained or established by BII. Executive hereby consents to the assumption of the Employment Agreement by BII and the substitution of BII as the "Company" thereunder.

                               2.

  Section 3 of the Employment Agreement is hereby amended by adding the following new subsection (i) to the end of the present section:

     "(i) The parties recognize that under this Agreement as a result of a reorganization involving
Blount, Inc. that became effective November 3, 1995,
Executive will perform services for Blount, Inc. and the Company, and Executive's compensation and benefits may be paid or provided in part by Blount, Inc. and in part by the Company, but that the aggregate amount of such compensation and benefits shall be as provided in this Section 3. For purposes of Section 5, the amounts of compensation and benefits Executive shall be entitled to receive after termination shall reflect the amount of compensation and benefits he receives in the aggregate from Blount, Inc. and the Company."

                                 3.

  Section 5.3 of the Employment Agreement is hereby amended by deleting the first paragraph of the present section and substituting the following therefor:

          "5.3 Additional Agreements Upon Termination. In the event Executive's employment is terminated by Executive under clause (ii) of Section 5.1, or by the Company other than under clauses (i) through (iii) of Section 5.2 within twenty-four (24) months following the date of a Change in Control or the death or incapacity (as defined in the next two sentences) of Winton M. Blount, the provisions set forth below shall apply, provided that such provisions shall only apply in each case to the extent that the damages payable to Executive for termination of his employment under Sections 5.1 or 5.2 do not already provide such benefits under the plan or program. For purposes of this Agreement, Mr. Blount shall be considered incapacitated if he is determined to be permanently unable to perform his duties as Chairman of the Board of the Company. The Board of the Company shall have the authority to make the determination whether Mr. Blount is incapacitated under this Agreement and shall also have the authority to determine whether Mr. Blount has ceased to be incapacitated hereunder."

                               4.

  Section 5.4 of the Employment Agreement is hereby amended by changing the heading to "Tax Equalization Payment."

                               5.

  Section 6.2(b) of the Employment Agreement is hereby amended by changing the designations "(A)", "(B)", and "(C)", to "(i)", "(ii)" and "(iii)", respectively.

                               6.

  Section 6.3 of the Employment Agreement is hereby amended by deleting the present section in its entirety and substituting the following therefor:

          "6.3 "Change in Control" - Either
          (a) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of securities of the Company representing an aggregate of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (excluding the acquisition by persons who own such amount of securities on the date hereof, or acquisitions by persons who acquire such amount through inheritance); or

          (b) Winton M. Blount (i) ceases to own at least 50.1% of the combined voting power of the then outstanding securities of the sole general partner of Blount Holding Company, L.P. ("Blount Partnership"), a limited partnership which holds and owns voting securities of the Company, or counsel to the Blount Partnership is unable at any time to provide a legal opinion that ownership of at least 50.1% of the combined voting power of the then outstanding securities is sufficient to control the sole general partner, or (ii) ceases to direct personally (and not through a representative) by his ownership of the voting power of the sole general partner of the Blount Partnership, the voting and dispositive power of all of the shares of the Company's voting securities owned by the Blount Partnership; or

          (c)  Winton M. Blount personally and the Blount
Partnership in the aggregate cease to own at least 50.1% of the combined voting power of the Company's then outstanding securities; or

          (d) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

          (e) consummation of (i) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company (or such surviving entity or parent or affiliate thereof) that is outstanding immediately after such merger, consolidation or business combination, or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (f) the occurrence of any other event or circumstance which is not covered by (a) through (e) above which the Board of the Company determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement."

                               7.

     Section 6.7 of the Employment Agreement is hereby amended by adding the words "or incapacity (as defined in Section 5.3)" after the word "death" in the fifth line of the present section and by adding the words "or incapacity" after the word "death" in each other place in Section 6.7 where a reference to the "death of Winton M. Blount" appears.

                               8.

     Section 9.1 of the Employment Agreement is hereby amended by deleting the first sentence of the present section in its entirety and substituting the following therefor:

          "9.1 In addition to any obligations imposed by law upon any successor or transferor to the Company, the Company will require any successor or transferor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, reorganization, liquidation, consolidation or otherwise) to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place."

                               9.

     Blount agrees to execute the Guarantee Agreement attached hereto as Exhibit A, agreeing to pay and perform all of the obligations and responsibilities of the "Company" under the Employment Agreement.

                              10.

  Except as hereby modified, the terms and conditions of the Employment Agreement shall remain in full force and effect. This
Amendment and Assumption Agreement shall be effective as of November 3, 1995.

  IN WITNESS WHEREOF, the parties have executed this Amendment and Assumption Agreement as of the day and year first above written.

                                EXECUTIVE:


                                /s/John M. Panettiere______________
                                JOHN M. PANETTIERE



                                BLOUNT, INC.


                                By:/s/Winton M. Blount____________



                                BLOUNT INTERNATIONAL, INC.


                                By:/s/Winton M. Blount____________

                                                       EXHIBIT A


                      GUARANTEE AGREEMENT


          For and in consideration of the covenants and agreements contained in the Employment Agreement between Blount, Inc. ("Blount") and John M. Panettiere ("Executive"), dated July 28, 1994, as assumed by Blount International, Inc. (the "Company") and as amended on November 3, 1995 (the "Agreement"), and in further consideration of the Executive's performance of valuable services for, and in the financial interests of, Blount, Blount does hereby agree to pay and to perform all of the obligations and responsibilities of the Company to the Executive under the Agreement, including, without limitation, the obligation to pay or provide the compensation and benefits under Sections 5.1, 5.2, 5.3 and 5.4 of the Agreement.

          IN WITNESS WHEREOF, Blount acting under authority of its Board of Directors has caused this Guarantee Agreement to be executed as of this 3rd day of November, 1995.

                           BLOUNT, INC.



                           By:/s/Winton M. Blount______________

                      GUARANTEE AGREEMENT


          For and in consideration of the covenants and agreements contained in the Employment Agreement between Blount, Inc. ("Blount") and John M. Panettiere ("Executive"), dated July 28, 1994, as assumed by Blount International, Inc. (the "Company") and as amended on November 3, 1995 (the "Agreement"), and in further consideration of the Executive's performance of valuable services for, and in the financial interests of, Blount, Blount does hereby agree to pay and to perform all of the obligations and responsibilities of the Company to the Executive under the Agreement, including, without limitation, the obligation to pay or provide the compensation and benefits under Sections 5.1, 5.2, 5.3 and 5.4 of the Agreement.

          IN WITNESS WHEREOF, Blount acting under authority of its Board of Directors has caused this Guarantee Agreement to be executed as of this 3rd day of November, 1995.

                           BLOUNT, INC.



                           By:/s/John M. Panettiere____________